SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2005

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 99.1 Separation Agreement
Exhibit 99.2 Consulting Services Agreement

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2005, we entered into a Separation Agreement with Richard I. Gilchrist, pursuant to which Mr. Gilchrist will resign from his positions as our Co-Chief Executive Officer and President, effective as of January 1, 2006 (the “Effective Date”). On December 8, 2005, Mr. Gilchrist resigned from his position as a member of our Board of Directors and all committees thereof. A brief description of the significant terms and conditions of the Separation Agreement with Mr. Gilchrist is set forth below. Also on December 12, 2005, we entered into a Consulting Services Agreement with Mr. Gilchrist (described below), pursuant to which Mr. Gilchrist will continue to provide consulting services to us beginning on the Effective Date. The description of each document contained in this current report on Form 8-K is qualified in its entirety by reference to the full text of such document filed herewith.

Separation Agreement

Pursuant to the Separation Agreement, Mr. Gilchrist’s Employment Agreement with us will terminate effective as of the Effective Date, subject to our obligation to pay him certain accrued obligations and benefits under the Employment Agreement. In addition, subject to his execution and non-revocation of a general release of claims, Mr. Gilchrist will be paid an annual bonus under the Company’s annual bonus plan in an amount equal to the annual bonus he would have received had he not resigned, at the time when annual bonuses are paid to the Company’s other senior executives for the 2005 calendar year (but no later than March 15, 2006). The Separation Agreement provides that Mr. Gilchrist’s resignation will not be deemed either a resignation for “Good Reason” or a termination for “Cause” within the meaning of his Employment Agreement.

The Separation Agreement also provides that subject to Mr. Gilchrist’s execution and non-revocation of a general release of claims, 52,632 unvested shares of restricted stock held by Mr. Gilchrist will vest as of June 27, 2006, provided that the Consulting Services Agreement is not terminated prior to that time by us on account of Mr. Gilchrist’s “material event of default” or by Mr. Gilchrist without “cause” (each as defined in the Consulting Services Agreement). In the event of such a termination prior to June 27, 2006, these shares will be subject to repurchase by us at Mr. Gilchrist’s original purchase price in accordance with the restricted stock agreement pursuant to which they were granted. In addition, upon Mr. Gilchrist’s termination of employment, the remaining 105,264 unvested shares of the restricted stock held by Mr. Gilchrist will be subject to repurchase by us at Mr. Gilchrist’s original purchase price in accordance with the restricted stock agreement.

On April 1, 2005, we granted Mr. Gilchrist a performance award under our Amended and Restated 2003 Incentive Award Plan which provides for a bonus payment in the event that certain performance goals tied to increases in our shareholder value are achieved. To the extent that the performance award is not vested as of the Effective Date, Mr. Gilchrist will forfeit his right to the performance award and any payment thereunder.

Pursuant to the Separation Agreement, as of the Effective Date, we will execute a general release of claims in favor of Mr. Gilchrist, and he has agreed to execute and not revoke a similar release in our favor.

The Separation Agreement provides that Mr. Gilchrist will continue to be subject to the confidentiality and non-solicitation covenants set forth in his Employment Agreement and the noncompetition covenants set forth in his Noncompetition Agreement with us. In addition, we will continue to be bound by the Indemnification Agreement between Mr. Gilchrist and us.

Consulting Services Agreement

In connection with Mr. Gilchrist’s resignation, we entered into a Consulting Services Agreement, commencing as of the Effective Date. Pursuant to such agreement, Mr. Gilchrist is to provide certain consulting services to us on a non-exclusive basis for a term of six months from the date of commencement (unless extended by both parties or terminated in accordance with the terms of the agreement). Mr. Gilchrist’s services to us will include, among other things, assistance with:

•	the acquisition of certain properties;
•	the closing, development and/or management of certain projects;
•	strategy and negotiations with major lead tenant prospects for new developments; and
•	management transition and succession matters.
We will pay to Mr. Gilchrist in consideration of his services:

•	an hourly rate of $300;
•	a lump sum payment of $1.5 million for minimum services to be provided on July 15, 2006 as the “Minimum Consulting Fee” (as defined in the Consulting Services Agreement); and
•	a contingent fee of $250,000 for the successful completion of each of certain specified development and acquisition tasks (for an aggregate possible contingent fee of $1.5 million).
With respect to the contingent fees, if any of the specified tasks are not completed prior to the expiration of the six-month agreement term, Mr. Gilchrist can elect to continue to assist us in completing the tasks. If Mr. Gilchrist elects to continue to assist the Company and if one or more of the tasks are completed within five months after the agreement expiration date, Mr. Gilchrist will be paid a contingent fee with respect to each completed task.

The agreement may be terminated by us upon a material event of default by Mr. Gilchrist, and by Mr. Gilchrist upon at least 30 days’ written notice to us. In the event of an early termination by us due to a material event of default or an early termination by Mr. Gilchrist, Mr. Gilchrist will be paid a pro rata portion of the Minimum Consulting Fee plus all contingent fees earned to the date of termination.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Separation Agreement dated December 12, 2005 between Maguire Properties, Inc. and Richard I. Gilchrist.
99.2	Consulting Services Agreement dated January 1, 2006 between Maguire Properties, L.P. and Richard I. Gilchrist.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated: December 16, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Separation Agreement dated December 12, 2005 between Maguire Properties, Inc. and Richard I. Gilchrist.
99.2	Consulting Services Agreement dated January 1, 2006 between Maguire Properties, L.P. and Richard I. Gilchrist.